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As filed with the Securities and Exchange Commission on March 25, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UBIQUITEL INC.

(Exact name of registrant as specified in its charter)

Delaware	23-3017909
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

(Address of Principal Executive Offices)

UbiquiTel Inc. 2002 Employee Stock Purchase Plan

(Full title of the Plan)

Donald A. Harris
Chief Executive Officer and President
UbiquiTel Inc.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

(Name and address of agent for service)

(610) 832-3300

(Telephone number, including area code, of agent for service)

Copies of communications to:

Andrew E. Balog, Esq. Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Telephone No.: (305) 579-0500 Facsimile No.: (305) 579-0717	Patricia E. Knese, Esq. Vice President and General Counsel UbiquiTel Inc. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428 Telephone No.: (610) 832-3300 Facsimile No.: (610) 832-3400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $0.0005 par value per share	1,000,000	$2.32	$2,320,000	$213.43

(1)
This Registration Statement also includes an indeterminable number of additional shares of Common Stock which may be issued pursuant to the Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)
Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices reported on The Nasdaq National Market System on March 21, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in this Part I will be sent or given to participants under the UbiquiTel Inc. 2002 Employee Stock Purchase Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such documents will not be filed with the Commission in this Registration Statement, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Commission by UbiquiTel Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

          (b) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed June 7, 2000, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents with the Commission.

        Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the common stock to be issued after the date hereof pursuant to the UbiquiTel Inc. 2002 Employee Stock Purchase Plan will be passed upon by Greenberg Traurig, P.A., Miami, Florida. Attorneys of Greenberg Traurig beneficially own in the aggregate 46,750 shares of the Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the liability of the Registrant's directors and officers to the Registrant or any of its stockholders for monetary damages arising from a breach of their fiduciary duty as directors and officers shall be limited to the fullest extent permitted by the General Corporation Law of Delaware. This limitation does not apply with respect to any action in which a director or officer would be liable under Section 174 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which a director or officer:

  •
  breached his duty of loyalty to the Registrant or its stockholders;
  •
  did not act in good faith or, in failing to act, did not act in good faith;
  •
  acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or
  •
  derived an improper personal benefit.

        The Registrant's bylaws provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. To the extent that any present or former director of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        The Registrant has purchased directors' and officers' liability insurance covering its directors and officers in amounts customary for similarly situated companies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of UbiquiTel Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Reg. No. 333-32236).
4.2	Amendment to Amended and Restated Certificate of Incorporation of UbiquiTel Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, Reg. No. 333-39956).
4.3	Amended and Restated Bylaws of UbiquiTel Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Reg. No. 333-32236).
*4.4	UbiquiTel Inc. 2002 Employee Stock Purchase Plan.
*5.1	Opinion of Greenberg Traurig, P.A.
*23.1	Consent of Arthur Andersen LLP.
*23.2	Consent of Ernst & Young LLP.
*23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereto).
*24.1	Power of Attorney (included on signature page hereto).

*
Filed herewith.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, State of Pennsylvania on March 25, 2002.

UBIQUITEL INC.
By:	/s/ DONALD A. HARRIS Donald A. Harris President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald A. Harris and James J. Volk his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD A. HARRIS Donald A. Harris	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 25, 2002
/s/ JAMES J. VOLK James J. Volk	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	March 25, 2002
/s/ ROBERT A. BERLACHER Robert A. Berlacher	Director	March 25, 2002
/s/ JAMES E. BLAKE James E. Blake	Director	March 25, 2002
/s/ MATTHEW J. BOOS Matthew J. Boos	Director	March 25, 2002
/s/ PETER LUCAS Peter Lucas	Director	March 25, 2002

/s/ BRUCE E. TOLL Bruce E. Toll	Director	March 25, 2002
/s/ EVE M. TRKLA Eve M. Trkla	Director	March 25, 2002
/s/ JOSEPH N. WALTER Joseph N. Walter	Director	March 25, 2002
/s/ ERIC S. WEINSTEIN Eric S. Weinstein	Director	March 25, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	UbiquiTel Inc. 2002 Employee Stock Purchase Plan
5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Ernst & Young LLP.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX